THIS WARRANT, AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAWS.  THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR ANY OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.  THE TRANSFERABILITY OF THIS WARRANT AND THE UNDERLYING SHARES ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

STOCK PURCHASE WARRANT

Date of Issuance: __________________	Certificate No. __

To Purchase _______________ Shares of
Common Stock of
DAIS ANALYTIC CORPORATION

THIS CERTIFIES THAT, for value received, the receipt and sufficiency of which is hereby acknowledged:

Subject to the conditions set forth herein, ______________________________ (“___________”), or its permitted assigns, is entitled to subscribe for and purchase from Dais Analytic Corporation, a New York corporation (the “Company”), at any time or from time to time after the date hereof and continuing during the period of exercise set forth in paragraph 3 hereof, a total of __________________________________________________ (__________) fully paid and non-assessable shares of the Company’s  Common Stock, par value $0.01 per share (the “Common Stock”), at an exercise price of Fifty-Five Cents (US $.55) per share (the “Exercise Price”), subject to adjustment from time to time pursuant to the provisions of paragraph 5 hereof.  The term “Warrant(s),” as used herein, shall mean this Warrant of even date herewith, including all amendments to any such Warrants and all warrants issued in exchange, transfer or replacement therefor.  The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchased or purchasable upon the exercise of the Warrants.

This Warrant is subject to the following provisions, terms and conditions:

1.           Definitions.  For the purpose of the Warrants, the following terms, whether or not capitalized or underlined in the text of this Warrant, shall have the following meanings:

“Commission” shall mean the U.S. Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning specified in the introduction to this Warrant.

“Exercise Agreement” shall have the meaning specified in paragraph 2 hereof.

“Exercise Price” shall have the meaning specified in the introduction to this Warrant.

“Securities Act” shall mean the Securities Act of 1933, as amended, as any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.
“Warrant Shares” shall have the meaning specified in the introduction to this Warrant.

“Warrant(s)” shall have the meaning specified in the introduction to this Warrant.

2.           Manner of Exercise; Issuance of Certificates; Payment for Shares; No Fractional Shares.  The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in partial increments of 50,000 shares, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto (“Exercise Agreement”) and a fully executed subscription agreement in such form as Company may reasonably require, during normal business hours on any business day at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company) at any time during the period set forth in paragraph 3 hereof and upon payment to the Company by certified check or wire transfer in an amount equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares to be purchased in connection with such exercise together with all taxes associated with the issue, exercise and receipt of Warrant Shares.  The Company agrees that the shares so purchased shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the day upon which all of the foregoing requirements have been met.

Certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised.  The stock certificate or certificates so delivered shall be registered in the name of said Holder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said stock certificates(s), deliver to said Holder a new Warrant representing the right to purchase the remaining number of shares of Common Stock with respect to which this Warrant shall not then have been exercised.

This Warrant shall be exercisable only for a whole number of Warrant Shares.  No fractions of shares of Common Stock, or scrip for any such fractions of shares, shall be issued upon the exercise of this Warrant.

3.           Period of Exercise.  This Warrant is exercisable at any time or from time to time during the period beginning on the date hereof and ending on ______________.

4.           Shares to be Fully Paid; Reservations of Shares.  The Company covenants and agrees that all Warrant Shares will be duly authorized and validly issued and upon issuance in accordance with the terms and conditions hereof, will be fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.           Adjustment.  If prior to the expiration date, the Company shall pay a stock dividend upon, or subdivide, split-up, reverse split, reclassify or combine its shares of Common Stock or if such stock shall be made exchangeable for other stock of the Company or if the Company shall effect a capital reorganization or reclassification of the capital stock or consolidate or merge the Company with another entity or sell substantially all of its assets to another entity in such a way that the holders of the Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock then the Company shall appropriately adjust the number, class and/or exercise price of the Stock subject to the outstanding Warrant to reflect the change in Common Stock. All affected terms and conditions of the Warrant shall also be appropriately adjusted. If, as a result of any adjustment under this section the Warrant Holder shall become entitled to a fractional share of Stock, the Holder shall have the right to purchase only the adjusted full number of shares of Stock and no payment or other adjustment will be made in respect to the fractional shares of Stock so disregarded. The determination of the Company’s Board of Directors regarding any adjustment will be final and conclusive. The Holder of the Warrant shall be given prompt notice of any adjustment of the number of shares issuable on exercise of the Warrant or any adjustment of the exercise price of the Warrant as well as the taking of any of the foregoing corporate actions.

6.           Representation of holder ..  By acceptance of this Warrant, the Holder hereby represent, warrant and covenant that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain the merits and risks of its investment in the Company; that Holder is able to bear the economic risk of holding such shares as may be required pursuant to the exercise of this Warrant for an indefinite period; the Holder understand that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Exchange Act and will be “ restricted securities” within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of  exercise of this Warrant and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company then made available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (‘THE ACT”), OR ANY OTHER SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ALL OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

7.           Agreement of the Company.   The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance of this Warrant.

8.           No Rights or Liabilities as a Shareholder.  This Warrant shall not entitle the holder hereof to any voting rights or any other rights as a shareholder of the Company.  No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

9.           Transfer and Exchange.

(a)           Transfer of Warrant.  Subject to compliance with applicable federal and state securities laws and the terms and conditions of this Agreement, Holder shall have the right from time to time, subject to approval of the Company which shall not be unreasonably withheld, to transfer or sell this Warrant to one or more third parties (a “Third Party Transferee”); provided, however, no Third Party Transferee shall be a Competitor (as determined in the sole discretion of the Board of Directors of Company) of the Company and no such transfer of any nature to a Third Party Transferee shall be permitted prior to second anniversary date of this Warrant. Any Third Party Transferee shall agree in writing to be bound as a holder to the terms and conditions of this Agreement.

(b)           Replacement of Warrant.  Upon receipt of written notice from the holder hereof or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon deliver of an indemnity agreement, or other indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(c)           Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this paragraph 9, this Warrant shall be promptly canceled by the Company.

10.           Notices.  All notices and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been delivered on the date delivered by hand, telegram, facsimile or by similar means, on the first (1st) day following the day when sent by recognized courier or overnight delivery service (fees prepaid), or on the fifth (5th) day following the day when deposited in the mail, registered or certified (postage prepaid), addressed: (i) if to the Holder hereof or any other holder of any Warrants, at the registered address of the Holder hereof or such other holder as set forth in the register kept by the Company at its principal office with respect to the Warrants, or to such other address as the Holder hereof or such other holder may have designated to the Company in writing, and (ii) if to the Company, at 11552 Prosperous Drive, Odessa, Florida 33556, Attention: Timothy Tangredi or addresses as the Company may designated in writing to the Holder hereof or any other holder of any of the Warrants at the time outstanding.

11.           Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to principles of conflicts of laws.

12.           Miscellaneous.

(a)           Amendments.  This Warrant and any provision hereof may be changed, waived, discharged or terminated, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against whom enforcement of the same is sought.

(b)           Descriptive Headings.  The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(c)           Severability. It is expressly agreed that if any provision of this Warrant shall be determined by a court of competent jurisdiction to be void and of no effect, the provision of this Warrant shall be deemed amended to modify or delete, as necessary, the offending provision, and this Warrant as so amended or modified shall not be rendered unenforceable or impaired but shall remain in force to the fullest extent possible in keeping with the intentions of the parties.

(d)           Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(e)           Waiver. The waiver of the Company of any provision of this Warrant shall not operate as or be construed to be a subsequent waiver of the same provision or waiver of any other provision of this Warrant.

(f)           Interpretation. All decisions or interpretations of the Board of Directors of the Company with respect to any question arising under this option shall be binding, conclusive and final.

           IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this _____ day of  ____________, 200_.

DAIS ANALYTIC CORPORATION

By:_____________________________
Name:___________________________
Title:____________________________

__________________________________________

By:____________________________
Name:__________________________
Title:___________________________

FORM OF EXERCISE AGREEMENT

[DATE]

To: Dais Analytic Corporation
Attention: Timothy Tangredi

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase _______ shares of $.01 par value Common Stock covered by such Warrant, and makes payment herewith in full therefore at the price per share provided by such Warrant in cash.  The undersigned is acquiring such shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

Signature:________________________

Name:___________________________

On behalf of:______________________

Its:_____________________________

Address:_________________________